                                                                    EXHIBIT 99.1

[VERILINK(R) LOGO]                                                [LARSCOM LOGO]

                                                                        Contact:
                                                                      Bill Smith
                                                            Verilink Corporation
                                                          Vice President and CFO
                                                                    256.327.2204
                                                             bsmith@verilink.com

                                                                Donald W. Morgan
                                                            Larscom Incorporated
                                                          Vice President and CFO
                                                                    510.492.0800
                                                              morgan@larscom.com

                                                                    Lissa Bogaty
                                                             The Blueshirt Group
                                                                    914.725.8475
                                                        lissa@blueshirtgroup.com

                 VERILINK AND LARSCOM ANNOUNCE MERGER AGREEMENT

              ACQUISITION COMBINES TWO LEADERS IN BROADBAND ACCESS
                   AND CREATES SIGNIFICANT ECONOMIES OF SCALE

MADISON, ALA. APRIL 29, 2004 Verilink Corporation (Nasdaq: VRLK) and Larscom Incorporated (Nasdaq: LARS) today jointly announced the execution of a definitive merger agreement in which Verilink will acquire Larscom. The all-stock transaction, which has been approved by the boards of directors of each company, combines two companies with complementary product lines and customer bases, creating a leading broadband access solutions company.

Under the terms of the definitive agreement, Verilink will acquire Larscom for approximately 6 million shares of Verilink common stock, with each Larscom share being converted into 1.166 Verilink shares, subject to certain adjustments.

"This acquisition is another milestone in the execution of our strategy to become a leading provider of first mile, access solutions that enable our customers to leverage their existing infrastructure while transitioning to next-generation architectures," stated Leigh S. Belden, President and Chief Executive Officer of Verilink. "Larscom brings a complementary customer base and synergistic products, and the combined companies will possess one of the industry's broadest portfolios of broadband access products. We believe as a single company, we can better assist telecom service providers in their offering of value-added services such as high-speed Ethernet and Voice over IP while minimizing their total investment. Importantly, by combining the two companies, we believe we will be able to achieve significant synergies and economies of scale, enabling us to increase overall profitability."

Larscom, based in Newark, CA, is focused on the edge of the Metro Network and offers one of the industry's broadest portfolios of WAN access equipment for the carrier and enterprise markets. These products include optical edge access multiplexers for both TDM and Ethernet over SONET, integrated access devices
(IADs), inverse multiplexers and CSU/DSUs.

"We are excited about combining with Verilink and believe it will offer our customers a uniquely broad and state-of-the art product line of access solutions and services," said Daniel L. Scharre, Chief

                                  Verilink and Larscom Announce Merger Agreement
                                                                          Page 2

Executive Officer of Larscom. "We are looking forward to building a strong combined company for the benefit of our customers, stockholders and employees."

Mr. Belden added, "The addition of Larscom's eLink family of T1 Integrated Access Devices (IADs) increases the breadth of Verilink's portfolio of TDM, voice over packet, and voice over IP IADs and gives our carrier customers more choices and options as they roll out their current and next generation integrated services offerings."

The transaction is subject to the approval of each company's stockholders and other customary closing conditions. The transaction is currently expected to close in the summer of 2004. The time, location and other details regarding each company's stockholder meeting will be communicated to stockholders at a later date. Significant stockholders of both companies, representing over 50% of Larscom's and over 15% of Verilink's voting power, have agreed to vote in favor of the transaction.

Verilink retained Raymond James & Associates, Inc. as its financial advisor and Powell, Goldstein, Frazer & Murphy LLP as its legal advisor in the transaction.

CONFERENCE CALL INFORMATION

Verilink and Larscom will host a joint conference call scheduled for Monday, May 3, 2004 at 4:00 p.m. CDT. Instructions for accessing the call will be issued in a separate press release.

ABOUT LARCSOM INCORPORATED

Larscom (Nasdaq: LARS) enables high-speed access by providing cost-effective, highly reliable (carrier-class), and easy-to-use network access equipment. In June 2003, Larscom merged with VINA Technologies to create a worldwide leader in enterprise WAN access for the delivery of high-speed data, and integrated voice and data services with the deployment of more than 350,000 systems worldwide. Larscom's customers include major carriers, Internet service providers, Fortune 500 companies, small and medium enterprises, and government agencies worldwide. Larscom's headquarters are in Newark, California. Additional information can be found at www.larscom.com.

ABOUT VERILINK CORPORATION

Verilink provides customer premises voice and data access solutions to service providers, strategic partners and enterprise customers on a worldwide basis. Verilink is a market leader in voice over packet and voice over TDM IAD solutions including VoIP, VoDSL and VoATM. Data only offerings include access routers, probes, CSU/DSUs, DACS and network monitoring solutions. Verilink turnkey service solutions empower carriers with the flexibility to provide integrated services regardless of network technology. The Company's headquarters are located at 127 Jetplex Circle, Madison, AL 35758. Verilink stock trades on the Nasdaq National Market under the symbol VRLK. To learn more about Verilink, visit the website at http://www.verilink.com.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Verilink plans to file a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the merger, and Verilink and Larscom expect to mail a Joint Proxy Statement/Prospectus to stockholders of Verilink and Larscom concerning the proposed merger transaction. INVESTORS AND SECURITY HOLDERS OF VERILINK AND LARSCOM ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VERILINK, LARSCOM, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verilink by directing a written request to: Corporate Secretary, Verilink Corporation, 127 Jetplex Circle, Madison, AL 35758. Investors and security holders may obtain free copies of the documents filed with the SEC by Larscom by directing a written request to: Corporate Secretary, Larscom Incorporated,

                                  Verilink and Larscom Announce Merger Agreement
                                                                          Page 3

39745 Eureka Drive, Newark, CA 94560. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

In addition to the Registration Statement and Joint Proxy Statement/Prospectus, Verilink and Larscom file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Verilink and Larscom at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Verilink's and Larscom's filing with the SEC are also available to the public from commercial document-retrieval services and at the SEC's web site at www.sec.gov.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Verilink and Larscom will be soliciting proxies from the stockholders of Verilink and Larscom in connection with the merger and issuance of shares of Verilink common stock in the merger. In addition, the respective directors and executive officers of Verilink and Larscom may also be deemed to be participants in the solicitation of proxies. Information about the directors and executive officers of Verilink is set forth in the proxy statement for the annual meeting of stockholders filed on October 10, 2003. Information about the directors and executive officers of Larscom is set forth in the Larscom Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on April 28, 2004. The directors and executive officers of Verilink and Larscom have interests in the merger, some of which may differ from, or may be in addition to those of the respective stockholders of Verilink and Larscom generally. Those interests will be described in greater detail in the Joint Proxy Statement/Prospectus with respect to the merger, which may include potential employment relationships, potential membership on the Verilink Board of Directors, option and stock holdings and indemnification.

SAFE HARBOR STATEMENT

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the combination of the two companies, future product offerings, expected synergies, and timing of closing, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to develop and market successfully and in a timely manner new products, the impact of competitive products and pricing and of alternative technological advances, and other risks detailed from time to time in the SEC reports of Verilink, including its Form 10-K for the fiscal year ended June 27, 2003 and Form 10-Q for the quarter ended January 2, 2004, filed with the SEC on September 24, 2003 and April 22, 2004, respectively, and in the SEC reports of Larscom, including its Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 31, 2004. These forward-looking statements speak only as of the date hereof. Verilink and Larscom disclaim any intention or obligation to update or revise any forward-looking statements.

                                       ###
     Verilink, the Verilink logo, and NetEngine are registered trademarks of
        Verilink Corporation. Larscom is a registered trademark of Larsom
       Incorporated. All other trademarks or registered trademarks are the property of the respective owners.